Exhibit 3.2

Our Board of Directors, with the approval of the Stockholders, amended and restated Section 13 of the Bylaws as follows:

SECTION 13. ACTION WITHOUT MEETING. No action shall be taken by the stockholders except at an annual or special meeting of the stockholders called in accordance with these Bylaws, or by the written consent of stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required by these Bylaws, the Articles of Incorporation or by law for such an action at a meeting, then that proportion of written consents shall be required.

10.4

                        AMENDMENT TO EMPLOYMENT AGREEMENT
                               (CHARLES C. SEVEN)

This AMENDMENT TO EMPLOYMENT AGREEMENT ~ Charles C. Seven (this "Amendment") is dated and entered into effective as of October 29, 2002 (the "Effective Date"), by and between TRANSWORLD BENEFITS, INC. (fka Skyway Home, Inc.), a Nevada corporation (the "Company"), and CHARLES C. SEVEN, an individual ("Employee"), with reference to the following facts:

     A. The Company and Employee have executed and entered into that certain Employment Agreement, dated as of ________, 2000 (the "Employment Agreement").

     B. The parties desire to amend the Employment Agreement as set forth herein.

NOW, THEREFORE, for and in consideration of the foregoing recitals, the mutual covenants, provisions and terms set forth in this Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Employee agree as follows:

     1. Amendment. Employee shall have an exclusive right to market, sell or otherwise promote the services of the Company to any and all types of associations (including, without limitation, labor union associations) anywhere in the world (the "Market") and provide such other services of the Company in the Market. In connection with such services provided by Employee, Employee shall receive commissions equal to ten percent (10%) of the adjusted gross sales of the Company in such Market. The Company shall not take any action to circumvent the terms and conditions of this Amendment or to otherwise impair Employee's rights under this Section, including, without limitation, Employee's right, title and interest in and to compensation in connection therewith.

     2. EFFECT OF AMENDMENT. Except as amended and modified by this Amendment, the Employment Agreement shall remain in full force and effect.

     3.   MISCELLANEOUS.

          (a)  Successors  and  Assigns.  This  Amendment  is in the nature of a
               ------------------------
personal services contract; and neither party shall assign this Amendment without the prior written consent of the other party. This Amendment shall be binding on and inure to the benefit of the parties hereto and their respective successors, assigns, heirs and legal representatives.

          (b)  Governing  Law.  This  Amendment  shall be construed under and in
               --------------
accordance with, and governed in all respects by, the laws of the State of California (without giving effect to principles of conflicts of law).

          (c)  Waiver.  The  failure  of  the  Company  to  insist  on  strict
               ------
compliance with any of the terms, covenants, or conditions of this Amendment by any other party shall not be deemed a waiver of that term, covenant or condition, nor shall any waiver or relinquishment of any right or power at any one time or times be deemed a waiver or relinquishment of that right or power for all or any other times.

          (d)  Counterparts.  This  Amendment  may  be  executed  in one or more
               ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, each of the parties hereto has duly executed this Amendment as of the date first above written.

"Company"

TRANSWORLD  BENEFITS,  INC.,  a  Nevada  corporation


By:     /s/ Charles Seven
   ----------------------------------------
Name:   Charles Seven
     --------------------------------------
Title:  CEO
      -------------------------------------



"Employee"



/s/Charles  C.  Seven
----------------------------------------------------
CHARLES C. SEVEN, an individual